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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 21, 1999
                               (December 8, 1999)


                                  AMSURG CORP.
             (Exact Name of Registrant as Specified in its Charter)

             TENNESSEE                   000-22217              62-1493316
  (State or other jurisdiction of       (Commission          (I.R.S. employer
  incorporation or organization)        File Number)         identification no.)

        20 BURTON HILLS BOULEVARD
          NASHVILLE, TENNESSEE                                       37215
(Address of principal executive offices)                          (Zip code)

                                 (615) 665-1283
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

       On December 8, 1999, AmSurg La Jolla, Inc. ("AmSurg"), a subsidiary of AmSurg Corp., acquired from La Jolla Gastroenterology Medical Group, Inc., a California corporation (the "Seller"), a fifty-one percent ownership interest in the assets comprising the business operations of an ambulatory surgery center (the "Center") in La Jolla, California.

       Pursuant to the terms of the Asset Purchase Agreement dated effective as of December 1, 1999, by and between AmSurg and the Seller, AmSurg paid an initial purchase price of $347,599 in cash and a promissory note for $1,238,180, subject to adjustment as set forth in the Asset Purchase Agreement. The cash used in the purchase transaction was provided primarily from borrowings under the Company's revolving credit agreement with SunTrust Bank, Nashville. The consideration paid to the Seller was determined through arm's-length negotiations between AmSurg and the shareholders of the Seller. Following the asset purchase, AmSurg and the Seller contributed their respective ownership interests in the assets of the Center into a newly formed limited partnership, The La Jolla Endoscopy ASC, L.P., and received proportionate ownership therein.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

       The business acquired did not meet the significant subsidiary tests requiring financial reporting under Regulation S-X.

(c)    Exhibits:

       2 Asset Purchase Agreement dated effective as of December 1, 1999 by and between AmSurg La Jolla, Inc. and La Jolla Gastroenterology Medical Group, Inc.











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                                 SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    AMSURG CORP.

                                    By:  /s/ Claire M. Gulmi
                                        ----------------------------------------
                                    CLAIRE M. GULMI

                                    Senior Vice President and Chief Financial
                                    Officer (Principal Financial and Duly
                                    Authorized Officer)


Date:  December 21, 1999





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                                INDEX TO EXHIBITS



  EXHIBIT
  NUMBER                                  DESCRIPTION
  ------                                  -----------

     2 Asset Purchase Agreement dated effective as of December 1, 1999 by and between AmSurg La Jolla, Inc. and La Jolla Gastroenterology
           Medical Group, Inc.







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